                                                                    EXHIBIT 11.0



                             SUN MICROSYSTEMS, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                  (unaudited)

                    (in thousands, except per share amounts)

   PRIMARY
   -------
                                                      Three Months Ended              Six Months Ended
                                                  ----------------------------   ---------------------------
                                                  December 26,    December 27,   December 26,   December 27,
                                                      1993            1992           1993           1992
                                                  ------------    ------------   ------------   ------------
Net income                                         $43,824         $24,095         $60,430        $28,926
                                                   =======         =======         =======        =======


Weighted average common
shares outstanding                                  94,150         102,219          96,558        100,353


Common-equivalent shares
attributable to stock options and warrants           1,300           3,074           1,655          2,867


Total common and
common-equivalent shares
outstanding                                         95,450         105,293          98,213        103,220
                                                    ======         =======          ======        =======


Net income per common and
common-equivalent share                            $  0.46         $  0.23         $  0.62        $  0.28
                                                   =======         =======         =======        =======

                             SUN MICROSYSTEMS, INC.

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                                  (unaudited)

                    (in thousands, except per share amounts)


   FULLY DILUTED
   -------------


                                                      Three Months Ended              Six Months Ended
                                                  ----------------------------   ---------------------------
                                                  December 26,    December 27,   December 26,   December 27,
                                                      1993            1992           1993           1992
                                                  ------------    ------------   ------------   ------------
Net income                                         $43,824         $24,095         $60,430        $28,926
                                                   =======         =======         =======        =======

Adjustment for interest
assuming conversion of 5 1/4%
subordinated debentures,
net of taxes                                             0             582               0          2,324


Adjusted net income                                 43,824         $24,677         $60,430         31,250
                                                    ======         =======         =======         ======


Weighted average common
shares outstanding                                  94,150         102,219          96,558        100,353


Common-equivalent shares
attributable to:


   Stock options and warrants                        1,477           3,526           1,769          3,138


   Conversion of 5 1/4%
   subordinated debentures                               -           1,920               -          3,660


Total common and
common-equivalent shares
outstanding                                         95,627         107,665          98,327        107,151
                                                    ======         =======          ======        =======


Net income per common and
common-equivalent share                            $  0.46         $  0.23         $  0.61        $  0.29
                                                   =======         =======         =======        =======





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